Exhibit 99.1

SYNNEX CORPORATION

2003 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted the following Restricted Stock Units representing Common Stock of SYNNEX Corporation (the “Company”) under the Company’s 2003 Stock Incentive Plan (the “Plan”).

Name of Participant:

Total Number of Restricted Stock Units Granted:

Date of Grant:	,

Vesting Schedule:	The Restricted Stock Units will vest 100% on the five year anniversary of Date of Grant provided (i) you remain in continuous Service as an employee through such date, (ii) the Company’s combined performance during its third and fourth fiscal quarters of 2010, when combined with its performance during its first and second fiscal quarters of 2010, is sufficient to achieve the minimum threshold performance targets established by the Compensation Committee under the Company’s Profit Sharing Plan for the Company’s fiscal year ending November 30, 2010, and (iii) the Company achieves, on a cumulative basis, the minimum threshold performance targets established by the Compensation Committee under the Company’s Profit Sharing Plan for each of the Company’s fiscal years ending in 2010, 2011, 2012, 2013 and 2014. If any of the foregoing conditions are not satisfied, none of the Restricted Stock Units will vest.

Notwithstanding the foregoing, upon your death or Disability prior to the five year anniversary of the Date of Grant, you will become vested in a percentage of your then outstanding Restricted Stock Units determined by dividing (x) the number of fiscal years ending between the Date of Grant and the date of your death or Disability, by (y) five. For this purpose, the Restricted Stock Units will be considered outstanding at the time of your death or Disability only if there has not already occurred a failure to satisfy any of conditions in the preceding paragraph. The balance of the Restricted Stock Units will be forfeited.

Restricted Stock Units are intended to qualify as performance-based compensation under Section 162(m) of the Code. The Committee shall appropriately adjust any evaluation of performance under the foregoing performance criteria to exclude the extraordinary events specified in the Plan consistent with the requirements of Section 162(m).

By your signature and the signature of the Company’s representative below, you and the Company agree that these Restricted Stock Units are granted under and governed by the term and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”), both of which are attached to and made a part of this document.

By signing this document you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF PARTICIPANT]		SYNNEX CORPORATION

By:

Its:
Print Name

SYNNEX CORPORATION

2003 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

Payment for Restricted Stock Units	No cash payment is required for the Restricted Stock Units you receive. You are receiving the Restricted Stock Units in consideration for Services rendered by you.

Vesting

The Restricted Stock Units that you are receiving will vest as shown in the Notice of Restricted Stock Unit Award.

No Restricted Stock Units vest after your Service as an Employee or a Consultant has terminated for any reason.

Forfeiture

If your Service terminates for any reason, then your Award expires immediately as to the number of Restricted Stock Units that have not vested before the termination date and do not vest as a result of termination.

This means that the unvested Restricted Stock Units will immediately be cancelled. You receive no payment for Restricted Stock Units that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Unit Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Nature of Restricted Stock Units	Your Restricted Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of Restricted Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends	Your Restricted Stock Units carry neither voting rights nor rights to dividends. Neither you, nor your estate or heirs, have any rights as a stockholder of the Company unless and until your Restricted Stock Units are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Restricted Stock Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any Restricted Stock Units. For instance, you may not use your Restricted Stock Units as security for a loan. If you attempt to do any of these things, your Restricted Stock Units will immediately become invalid.

Settlement of Restricted Stock Units

Each of your vested Restricted Stock Units will be settled when it vests.

At the time of settlement, you will receive one Share for each vested Restricted Stock Unit; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

Withholding Taxes and Stock Withholding	No Shares will be distributed to you unless you have made arrangements acceptable to the Company to pay withholding taxes that may be due as a result of this Award or the settlement of the Restricted Stock Units. These arrangements, at the sole discretion of the Company, may include (a) having the Company withhold taxes from the proceeds of the sale of Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization, (b) having the Company withhold Shares that otherwise would be distributed to you when the Restricted Stock Units are settled having a Fair Market Value equal to the amount necessary to satisfy the minimum statutory withholding amount, or (c) any other arrangement approved by the Company. The Fair Market Value of any Shares withheld, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer with respect to this Award from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions on Resale	You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights	Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company Shares, the number of Restricted Stock Units covered by this Award shall be adjusted pursuant to the Plan.

Successors and Assigns	Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice	Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN.